CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-1A of our report dated October 31, 2008, relating to the financial statements and financial highlights of  PRIMECAP Odyssey Stock Fund, PRIMECAP Odyssey Growth Fund, and PRIMECAP Odyssey Aggressive Growth Fund, which are also incorporated by reference in such Registration Statement.  We also consent to the references to us under the heading "Independent Registered Public Accounting Firm" and "Financial Highlights" in such Registration Statement.

San Francisco, California
February 23, 2009